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                                                           EXHIBIT 10.1

                               SEVERANCE AGREEMENT


         This Severance Agreement (this "Agreement") has been made and entered into as of the 16th day of February, 2000 by and among Cannondale Corporation, a Delaware corporation (the "Corporation"), and William A. Luca (the "Executive").

                              W I T N E S S E T H:
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                  WHEREAS, the Executive has served as a director and executive officer of the Corporation, and the Corporation desires to obtain the Executive's continued commitment to the Corporation; and

         WHEREAS, the Corporation and the Executive desire to enter into this Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, each of the parties hereto agrees as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                           "Annual Base Salary" shall mean that amount equal to
12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Corporation and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Severance Date occurs.

                           "Cause" shall mean any termination of the Executive
by the Corporation because the Executive (i) has committed an act of material willful misconduct in connection with the performance of his duties as an employee of the Corporation or (ii) is convicted of a crime involving moral turpitude or a felony.

                           "Change of Control" shall have the meaning set forth
in Section 2 of the Change-of-Control Employment Agreement.

                           "Change-of-Control Employment Agreement" shall mean
that certain Change-of-Control Employment Agreement, dated as of February 5, 1998, by and between the Corporation and the Executive.

                           "Disability" for purposes of Section 2 hereof shall
mean that the Executive has become eligible to receive benefits under any long term disability plan of the Company.

                           "Good Reason" shall mean the occurrence, without the
Executive's express written consent, of any of the following circumstances, unless such circumstances are
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fully corrected within five days after written notice from the Executive: (i)
the failure of the Executive to continue to be retained as an employee of the Company in a senior executive position with substantially the same duties, office arrangements and eligibility for benefit programs, including but not limited to bonuses, as he currently enjoys as of the date of this Agreement;
(ii) a reduction by the Corporation in the Executive's base salary then currently being paid; or (iii) a relocation of the Executive's office to a location more than 50 miles from the current executive office of the Corporation or a change in the Executive's work schedule that requires him to work more than three days per week in the Corporation's facilities and two days per week at home.

                           "Non-Competition Agreement" shall have the meaning
set forth in Section 2 of this Agreement.

                           "Recent Annual Bonus" shall mean that amount equal to
the Executive's highest profit sharing bonus under the Company's profit sharing plan for the last three full fiscal years prior to the Severance Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year).

                           "Severance Date" shall have the meaning set forth in
Section 2 of this Agreement.

                  2. Severance Date. Provided no Change of Control shall have occurred prior thereto, and provided further that the Company's obligations under the Change-of-Control Employment Agreement and/or that certain Non-Competition Agreement, dated as of February 16, 2000 (the "Non-Competition Agreement"), by and between the Company and the Executive have not been triggered, the Corporation's and the Executive's obligations under this Agreement will become effective as of the date on which the Executive's employment is terminated by the Corporation without Cause or by the Executive for Good Reason (the "Severance Date"). The termination of the Executive by the Corporation for Cause, the death of the Executive, the resignation or termination of the Executive due to Disability and a voluntary resignation by the Executive without Good Reason will not cause the obligations of the Corporation under this Agreement to become effective.

                  3. Obligations of the Corporation. If the obligations of the Corporation set forth in this Agreement are triggered pursuant to Section 2 above:

                           (a) The Corporation shall pay to the Executive in a
lump sum in cash within 30 days after the Severance Date the aggregate of the following amounts:

                                    (i) the sum of (1) the Executive's Annual
         Base Salary through the Severance Date to the extent not theretofore paid; (2) the product of the higher of (I) the Recent Annual Bonus and
         (II) the annual profit sharing bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current



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         fiscal year through the Severance Date, and the denominator of which is
         365; and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; and

                                    (ii) the amount equal to the product of (i)
         five and (ii) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus.

                           (b) Except as expressly provided in Section 9 below
or otherwise, for three years after the Severance Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Corporation shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 4(b)(iv) of the Change-of-Control Employment Agreement, excluding insurance for disability, wage continuation, accidental death or dismemberment and business travel, as if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Severance Date and to have retired on the last day of such period.


         4. Obligations of the Executive. If the obligations of the Executive set forth in this Agreement are triggered pursuant to Section 2 above:


                           (a) The Executive agrees that he shall not, for a
period of two years following the Severance Date (the "Non-Competition Period"), without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, venturer, stockholder, director, officer, consultant, member, employee or in any other capacity as principal or agent or through any person, corporation, partnership, entity or employee acting as nominee or agent) conduct or engage in or be interested in or associated with any firm, association, syndicate, partnership, company, corporation or other entity which conducts or engages in the bicycle or motorcycle manufacturing, marketing or distribution business, or any other business engaged in by the Company on the Severance Date, in any geographic areas in which the Company is then so engaged in business, nor shall Executive interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company, on the one hand, and any customer, supplier, lessor or lessee of the Company, on the other hand, nor shall the Executive directly or indirectly solicit or induce any Company employee to leave the employ of the Company or hire or attempt to hire any such employee to provide any services to any person or entity that competes with the Company or is preparing to compete with the Company, or with which the Company is preparing to compete; provided, however, that this Section 4 shall not

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prohibit the Executive from owning beneficially or of record not more than 1% of the outstanding equity securities of any entity whose equity securities are registered under the Securities Exchange Act of 1934, as amended, or are listed for trading on any United States or foreign stock exchange or quotation system.

                           (b) It is the desire and intent of the parties that
the provisions of this Section 4 shall be enforced in the fullest extent permissible under the laws and public policies applied in each jurisdiction in which employment is sought. Accordingly, if any particular portion of this
Section 4 shall be adjudged to be invalid or unenforceable, the court shall have the power to amend the duration or geographic scope of this Section 4 or delete therefrom the portion determined to be invalid or unenforceable, such amendment or deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.


                  5. No Participation in Bonus Program or Stock Purchase Plan. After the Severance Date, except to the extent provided in this Agreement, the Executive is not eligible for any form of cash bonus or to participate in the Corporation's employee stock purchase plan. The Corporation will immediately refund to the Executive all amounts withheld under the Corporation's employee stock purchase plan through the Severance Date, and any further withholding will cease.

                  6. Vesting and Payout of the 401(k) Plan. The Executive will continue to vest all amounts in the 401(k) Plan through the Severance Date. After the Severance Date, the Executive may elect either a lump-sum distribution or a direct rollover of his vested amounts under the Corporation's employee savings incentive plan, in accordance with the governing plan documents as in effect from time to time and applicable IRS requirements.

                  7. Stock Options. If the obligations of the Corporation set forth in this Agreement are triggered pursuant to Section 2 above, the Executive's stock options shall be exercisable pursuant to the terms and conditions of the relevant stock option plan and any stock option agreement entered into by the Executive pursuant to such stock option plan. Under no circumstances will the vesting of the Executive's stock options be accelerated due to any terms or conditions contained in this Agreement.

                  8. Loan Forgiveness. If during the term of this Agreement, the Executive is terminated without Cause or voluntarily resigns with Good Reason, then the entire principal amount of that certain Amended and Restated Promissory Note dated as of July 27, 1999 (the "Note"), including any principal amount that may be added after the original date of the Note, and accrued interest and other charges, if any, shall immediately be forgiven and the Executive shall have no further liability under the Note.

                  9. Continuation of Medical Benefits. Regardless of whether the obligations of the Corporation set forth in Section 2 above have been triggered, upon any termination of the Executive's employment with the Corporation for any reason, including without limitation termination by the Corporation for Cause or without Cause or voluntary termination by the Employee for Good Reason or without Good Reason, medical benefits for the Executive (and his

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spouse) will be continued by the Company until such time as Medicare coverage begins for the Executive (and, with respect to his spouse, for his spouse) on terms and conditions not less favorable in any material respect than the Executive's medical benefits as of the date of this Agreement.

                  10. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Corporation agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may incur as a result of any contest (regardless of the outcome thereof) by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872 (f)(2)(A) of the Internal Revenue Code of 1986, as amended.

                  11. Governing Law; Forum. This Agreement is delivered in the State of Connecticut and shall be construed and enforced in accordance with and governed by the laws of the State of Connecticut, without giving effect to its conflict of laws rules or principles. Each of the parties hereto (i) agrees that any action, proceeding or claim against it arising out of or in any way related to this Agreement shall be brought and enforced in the courts of the State of Connecticut or the United States of America for the District of Connecticut;
(ii) irrevocably submits to such jurisdiction; and (iii) irrevocably waives any objection to such jurisdiction or to either of such forums as an inconvenient forum.

                  12. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         William A. Luca
         c/o Cannondale Corporation
         16 Trowbridge Drive
         Bethel, Connecticut 06810

         If to the Corporation:

         Cannondale Corporation
         16 Trowbridge Drive
         Bethel, Connecticut 06810
         Attention:  Chief Executive Officer


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or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  13. Counterparts, Entire Agreement; Amendments. This Agreement may be signed in counterparts, each of which together shall constitute one and the same instrument. This Agreement supersedes all prior agreements other than the Change-of-Control Employment Agreement and Non-Competition Agreement and, together with the Change-of-Control Employment Agreement and Non-Competition Agreement, constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be amended except by a writing executed by all parties hereto.

                  14. Assignment. This Agreement shall be binding upon the parties and their respective heirs, legal representatives, estates, successors and assigns, as the case may be, and shall inure to the benefit of the parties and their respective heirs, legal representatives, estates, successors and permitted assigns; provided, however, this Agreement may not be assigned by any party hereto without the prior written consent of the other party.

                  15. Authorization. The Corporation represents and warrants to the Executive that the person executing this Agreement has been authorized to do so and that this Agreement constitutes the legal, valid and binding obligation of such company, enforceable against such company in accordance with its terms.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              CANNONDALE CORPORATION



                              By: /s/ JOSEPH S. MONTGOMERY
                                  ---------------------------
                              Name:   Joseph S. Montgomery
                              Title:  Chief Executive Officer



                              THE EXECUTIVE



                                  /s/ WILLIAM A. LUCA
                              -------------------------------
                                      William A. Luca



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